                                                                   EXHIBIT 10.02
================================================================================




                                CREDIT AGREEMENT



                          Dated as of October 22, 1997


                                      among


                          RELIANCE STEEL & ALUMINUM CO.


                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION


                             as Administrative Agent
                                       and
                          Letter of Credit Issuing Bank


                                       and


                               THE OTHER FINANCIAL
                            INSTITUTIONS PARTY HERETO


                                   Arranged by

[LOGO]                   BancAmerica Robertson Stephens


================================================================================

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
Section 1....................................................................................1
      1.1      Defined Terms.................................................................1
      1.2      Use of Defined Terms.........................................................24
      1.3      Accounting Terms.............................................................24
      1.4      Rounding.....................................................................25
      1.5      Exhibits and Schedules.......................................................25
      1.6      References to................................................................25
      1.7      Miscellaneous Terms..........................................................25

Section 2...................................................................................25
      2.1      Committed Loans..............................................................25
      2.2      Borrowings, Conversions and Continuations of Committed Loans.................26
      2.3      Swing Line...................................................................27
      2.4      Letters of Credit............................................................28
      2.5      Prepayments..................................................................32
      2.6      Voluntary Reduction or Termination of Commitments............................33
      2.7      Principal and Interest.......................................................33
      2.8      Fees.........................................................................33
               (a)    Facility Fee..........................................................33
               (b)    Agency Fees...........................................................34
               (c)    Arrangement Fee.......................................................34
               (d)    Participation Fee.....................................................34
      2.9      Computation of Interest and Fees.............................................34
      2.10     Manner and Treatment of Payments among the Banks, Borrower and the
               Administrative Agent.........................................................34
      2.11     Funding Sources..............................................................36
      2.12     Extension of Maturity Date...................................................36

Section 3...................................................................................36
      3.1      Taxes........................................................................36
      3.2      Increased Costs..............................................................37
      3.3      Capital Adequacy.............................................................37
      3.4      Illegality...................................................................37
      3.5      Inability to Determine Rates.................................................38
      3.6      Breakfunding Costs...........................................................38
      3.7      Matters Applicable to all Requests for Compensation..........................38

Section 4...................................................................................39
      4.1      Initial Loans, Etc...........................................................39
      4.2      Any Extension of Credit......................................................40

Section 5...................................................................................41
      5.1      Existence and Qualification; Power; Compliance With Laws.....................41
      5.2      Authority; Compliance With Other Agreements and Instruments and
               Government Regulations.......................................................41

                                                                                           PAGE
                                                                                           ----
      5.3      No Governmental Approvals Required...........................................42
      5.4      Binding Obligations..........................................................42
      5.5      Litigation...................................................................42
      5.6      No Default...................................................................42
      5.7      ERISA Compliance.............................................................43
      5.8      Use of Proceeds; Margin Regulations..........................................43
      5.9      Title to Property............................................................43
      5.10     Intangible Assets............................................................43
      5.11     Tax Liability................................................................44
      5.12     Financial Statements.........................................................44
      5.13     Laws.........................................................................44
      5.14     Environmental Compliance.....................................................44
      5.15     Public Utility Holding Company Act; Investment Company Act...................45
      5.16     Subsidiaries.................................................................45
      5.17     Insurance....................................................................45
      5.18     Disclosure...................................................................46

Section 6...................................................................................46
      6.1      Financial Statements.........................................................46
      6.2      Certificates, Notices and Other Information..................................47
      6.3      Guaranties of New Subsidiaries...............................................48
      6.4      Preservation of Existence....................................................49
      6.5      Maintenance of Properties....................................................49
      6.6      Maintenance of Insurance.....................................................49
      6.7      Payment of Taxes and Other Potential Liens...................................49
      6.8      Compliance With Laws.........................................................49
      6.9      Environmental Laws...........................................................50
      6.10     Inspection Rights............................................................50
      6.11     Keeping of Records and Books of Account......................................50
      6.12     Compliance with ERISA........................................................50
      6.13     Compliance With Agreements...................................................50
      6.14     Use of Proceeds..............................................................50

Section 7...................................................................................51
      7.1      Liens, Negative Pledges......................................................51
      7.2      Indebtedness.................................................................51
      7.3      Prepayment of Indebtedness...................................................52
      7.4      Dispositions.................................................................52
      7.5      Sales and Leasebacks.........................................................52
      7.6      Mergers......................................................................53
      7.7      Hostile Acquisitions.........................................................53
      7.8      Acquisitions.................................................................53
      7.9      Distributions................................................................54
      7.10     ERISA........................................................................54
      7.11     Net Worth....................................................................54
      7.12     Interest Coverage Ratio......................................................54
      7.13     Leverage Ratio...............................................................55
      7.14     Change in Nature of Business.................................................55
      7.15     Transactions with Affiliates.................................................55

                                                                                           PAGE
                                                                                           ----
Section 8...................................................................................55
      8.1  Events of Default................................................................55
      8.2  Remedies Upon Event of Default...................................................57

Section 9...................................................................................59
      9.1  Appointment and Authorization; "Administrative Agent\............................59
      9.2  Delegation of Duties.............................................................60
      9.3  Liability of Administrative Agent................................................60
      9.4  Reliance by Administrative Agent.................................................61
      9.5  Notice of Default................................................................61
      9.6  Credit Decision..................................................................62
      9.7  Indemnification of Administrative Agent..........................................62
      9.8  Administrative Agent in Individual Capacity......................................63
      9.9  Successor Administrative Agent...................................................63

Section 10..................................................................................64
      10.1  Cumulative Remedies; No Waiver..................................................64
      10.2  Amendments; Consents............................................................64
      10.3  Attorney Costs, Expenses and Taxes..............................................65
      10.4  Nature of Banks' Obligations....................................................65
      10.5  Survival of Representations and Warranties......................................66
      10.6  Notices.........................................................................66
      10.7  Execution of Loan Documents.....................................................66
      10.8  Binding Effect; Assignment......................................................67
      10.9  Right of Setoff.................................................................69
      10.10 Sharing of Setoffs..............................................................69
      10.11 Indemnity by Borrower...........................................................70
      10.12 Nonliability of the Banks.......................................................70
      10.13 No Third Parties Benefited......................................................71
      10.14 Confidentiality.................................................................71
      10.15 Further Assurances..............................................................72
      10.16 Integration.....................................................................72
      10.17 Failure to Charge Not Subsequent Waiver.........................................72
      10.18 Governing Law...................................................................72
      10.19 Severability of Provisions......................................................72
      10.20 Headings........................................................................73
      10.21 Time of the Essence.............................................................73
      10.22 Foreign Banks and Participants..................................................73
      10.23 Waiver of Right to Trial by Jury................................................74
      10.24 Purported Oral Amendments.......................................................74

                                                                                           PAGE
                                                                                           ----
EXHIBITS
--------

               Form of

      A        Request for Extension of Credit
      B        Compliance Certificate
      C        Committed Loan Note
      D        Notice of Assignment and Acceptance
      E        Master Subsidiary Guaranty
      F        Opinion of Counsel

SCHEDULES
---------

      2.1      Commitments and Pro Rata Shares
      5.5      Certain Litigation
      5.9      Existing Liens and Negative Pledges
      5.16     Subsidiaries
      7.2      Existing Indebtedness
      10.6     Lending offices and Addresses for Notice

                                CREDIT AGREEMENT



           This CREDIT AGREEMENT dated as of October 22, 1997, is entered into by and among Reliance Steel & Aluminum Co., a California corporation ("Borrower"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement (collectively, the "Banks" and individually, a "Bank"), and Bank of America National Trust and Savings Association, as Administrative Agent.

           In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                    Section 1
                        DEFINITIONS AND ACCOUNTING TERMS


           1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

           "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person or any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that Borrower or one of its Subsidiaries is the surviving entity.

           "Adjusted EBITDA" means, with respect to any Person and with respect to any fiscal period, the sum of (a) Net Income of that Person for that period, plus (b) any non-operating non-recurring loss reflected in such Net Income, minus (c) any non-operating non-recurring gain reflected in such Net Income, plus (d) Interest Expense of that Person for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of that Person for that period (whether or not payable during that period), plus (f) depreciation, amortization and all other non-cash expenses of that Person for that period, in each case as determined in accordance with Generally Accepted Accounting Principles, and adjusted by subtracting equity in earnings in 50% or less owned companies and joint ventures and by adding Cash dividends received from 50% or less owned companies and joint ventures.

           "Administrative Agent" means BofA, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

           "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.6, or such other address or account as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

           "Administrative Agent-Related Persons" means the Administrative Agent (including any successor agent), together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

           "Agreement" means this Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

           "Applicable Amount" means, for any Pricing Period, the per annum amounts set forth below under Applicable Amount opposite the applicable Pricing Level; provided, however, that until the Administrative Agent's receipt of the second quarterly Compliance Certificate after the Closing Date required under
Section 6.2(a), such interest rates, fees and commissions shall be those indicated for Pricing Level 3:


===========================================================================================
                                                     Applicable Amount
Pricing Level                                   (in basis points per annum)
                        -------------------------------------------------------------------
                                                 Standby Letters
                         Facility Fee               of Credit                  Base Rate +
                                                 Offshore Rate +
-------------------------------------------------------------------------------------------
      1                      9.00                      18.50                       0
-------------------------------------------------------------------------------------------
      2                      11.00                     21.50                       0
-------------------------------------------------------------------------------------------
      3                      12.50                     25.00                       0
-------------------------------------------------------------------------------------------
      4                      15.00                     30.00                       0
-------------------------------------------------------------------------------------------
      5                      20.00                     42.50                       0
===========================================================================================


                  "Pricing Level" means, for each period, the pricing level set forth below opposite the Leverage Ratio achieved by Borrower as of the first day of that Pricing Period:

                      Pricing
                      Level         Leverage Ratio
                      -----         --------------
                      1             <1.75 to 1.00

                      2             >=1.75 to 1.00 but <2.25 to 1.00

                      3             >=2.25 to 1.00 but <2.75 to 1.00

                      4             >=2.75 to 1.00 but <3.25 to 1.00

                      5             >=3.25 to 1.00

                      "Pricing Level Change Date" means, with respect to any
               change in the Pricing Level which results in a change in the Applicable Amount, the earlier of (a) 5 Business Days after the date upon which Borrower delivers a Compliance Certificate to the Administrative Agent reflecting such changed Pricing Level and
               (b) 5 Business Days after the date upon which Borrower is required by Section 6.2(a), to deliver such Compliance Certificate; provided, however, that if the Compliance Certificate is not delivered by the date required by the Section 6.2(a), then, subject to the other provisions of this Agreement, commencing on the date such Compliance Certificate was required until such Compliance Certificate is delivered, the Applicable Amount shall be based on the next higher level than the one previously in effect, and from and after the date such Compliance Certificate is thereafter received, the Applicable Amount shall be as determined from such Compliance Certificate.

                      "Pricing Period" means (a) the period commencing on the
               Closing Date and ending on the first Pricing Level Change Date to occur thereafter and (b) each subsequent period commencing on each Pricing Level Change Date and ending the day prior to the next Pricing Level Change Date.

               "Applicable Taxes" means any and all present or future taxes (including documentary taxes), levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto imposed by a Governmental Authority relating to any Loan Document, including any liabilities imposed on amounts paid by Borrower to indemnify or reimburse any Person for such amounts, excluding Bank Taxes.

               "Arranger" means BancAmerica Robertson Stephens.

               "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

               "Availability Period" means the period commencing on the Closing Date and ending on the day before the Maturity Date.

               "Average Quarterly Funded Debt" means, as of the last day of each Fiscal Quarter, the average of the principal amounts outstanding of all Funded Debt of Borrower and its Subsidiaries on the last day of each of the calendar months comprising such Fiscal quarter.

               "Bank" means each lender from time to time party hereto.

               "Bank Taxes" means, in the case of each Bank, the Administrative Agent and each Eligible Assignee, and any Affiliate or Lending Office thereof:
(a) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by
(i) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Lending Office or (ii) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (b) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Authority) or (c) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 10.22, to the extent such forms are then required by applicable Laws.

               "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the Reference Rate in effect for such day.

               "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

               "BofA" means Bank of America National Trust and Savings Association, a national banking association.

               "BofA Letter of Credit Facility" means a commitment by BofA to issue for the account of Borrower letters of credit up to a maximum undrawn or drawn but unreimbursed amount not exceeding $10,000,000 at any one time.

               "Borrower" has the meaning set forth in the introductory paragraph hereto.

               "Borrower Party" means any Person, other than the Administrative Agent and the Banks, which now or hereafter is a party to any of the Loan Documents.

               "Borrowing" and "Borrow" each mean a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

               "Borrowing Date" means the date that a Loan is made by the Banks, which shall be a Business Day.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means any such day on which dealings are carried on in the Offshore Rate Designated Market.

               "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

               "Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash or cash equivalents in accordance with Generally Accepted Accounting Principles, consistently applied.

               "Closing Date" means the time and Business Day on which the conditions set forth in Section 4.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Banks of the date that is the Closing Date.

               "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

               "Commitment" means, for each Bank, the amount set forth as such opposite such Bank's name on Schedule 2.1, as such amount may be reduced pursuant to the terms of this Agreement (collectively, the "combined Commitments"). The respective Pro Rata Shares of the Banks are set forth in
Schedule 2.1.

               "Committed Loan" means a Loan of any type made to Borrower by any Bank in accordance with its Pro Rata Share pursuant to Section 2.1.

               "Committed Loan Note" means the promissory note made by Borrower to a Bank evidencing Committed Loans made by such Bank, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or replaced (collectively, the "Committed Loan Notes").

               "Common Stock" means the common stock of Borrower or its successor by merger.

               "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Responsible Officer.

               "Consolidated Net Worth" means, as of the date of any determination thereof, the total consolidated assets of the Borrower and its Subsidiaries less the total consolidated liabilities of the Borrower and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles.

               "Continuation" and "Continue" each mean, with respect to any Committed Loan other than a Base Rate Loan, the continuation of such Loan as the same type of Loan in the same principal amount, but with a new Interest Period and an interest rate determined as of the first day of such new Interest Period. Continuations must occur on the last day of the Interest Period for such Loan.

               "Conversion" and "Convert" each mean, with respect to any Committed Loan, the conversion of one type of Loan into another type of Loan. With respect to Loans other than Base Rate Loans, Conversions must occur on the last day of the Interest Period for such Loan.

               "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

               "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

               "Default" means any event that, with the giving of any applicable notice or passage of time specified in Section 8.1, or both, would be an Event of Default.

               "Default Rate" means an interest rate equal to the Base Rate plus the Applicable Amount, if any, applicable to the Base Rate plus 2%, to the fullest extent permitted by applicable Laws.

               "Designated Deposit Account" means a deposit account to be maintained by Borrower with BofA, as from time to time designated by Borrower by written notification to the Administrative Agent.

               "Disposition" means the voluntary sale, transfer, or other disposition of any asset of Borrower or any of its Subsidiaries, including without limitation any sale, assignment, pledge, hypothecation, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

               "Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

               "Dollars" or "$" means United States dollars.

               "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States;

(c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary and (d) another Bank.

               "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters applicable to any of the Real Property.

               "Equity Issuance Date" means any date after the Closing Date on which the Borrower or any Subsidiary issues or sells capital stock of Borrower or such Subsidiary or on which any debt securities of Borrower or any Subsidiary are converted into such capital stock.

               "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

               "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

               "Event of Default" shall have the meaning provided in Section
8.1.

               "Existing Credit Facility" means the credit facilities extended to Borrower under that certain First Amended and

Restated Business Loan Agreement, dated as of June 26, 1996, between Borrower and BofA, as amended.

               "Extension of Credit" means (a) the Borrowing of any Loans, (b) the Conversion or Continuation of any Loans or (c) the issuance, renewal, increase continuation, amendment or other credit action with respect to any Letter of Credit, including the Banks acquiring a participation in such Letters of Credit (collectively, the "Extensions of Credit").

               "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

               "Fiscal Quarter" means the fiscal quarter of Borrower consisting of a three-month fiscal period ending on each March 31, June 30, September 30 and December 31.

               "Fiscal Year" means the fiscal year of Borrower consisting of a twelve-month period ending on each December 31.

               "FRB" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

               "Funded Debt" means, as of the date of determination, without duplication, the sum of (a) all principal Indebtedness of Borrower and its Subsidiaries for borrowed money (including debt securities issued by Borrower or any of the Subsidiaries) on that date, plus (b) Guaranty Obligations in connection with Synthetic Leases plus (c) the aggregate amount of all Capital Lease Obligations of Borrower and the Subsidiaries on that date, plus (d) all Letter of Credit Usage.

               "Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

               "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, central bank or comparable authority, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

               "Guaranty Obligation" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

               "Indebtedness" means, as to any Person (without duplication):

                      (a) all obligations of such Person for borrowed money and
               all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                      (b) any direct or contingent obligations of such Person
               arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments;

                      (c) all obligations of such Person as lessee under leases
               which have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as Capital Lease Obligations;

                      (d) all other items which, in accordance with Generally
               Accepted Accounting Principles, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                      (e) net obligations under any Swap Contract in an amount
               equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contracts; and

                      (f) whether or not so included as liabilities in
               accordance with Generally Accepted Accounting Principles, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                      (g) indebtedness of such Person arising under facilities
               for the discount of accounts receivable of such Person in an amount equal to the present value of the unpaid amount of all accounts receivable sold, determined by using a discount rate equal to the discount rate used in determining the purchase price of such accounts receivable under such facilities;

                      (h)    indebtedness relating to Synthetic Leases;
               and

                      (i) all Guaranty Obligations of such Person in respect of
               any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

               "Indemnified Liabilities" has the meaning set forth in Section 10.11.

               "Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software (except for purchased or licensed software), copyrights, trade names, trademarks and patents.

               "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter (including the last day of a Fiscal Quarter which is also the last day of a Fiscal Year), the ratio of (a) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, excluding any portion of Adjusted EBITDA allocable to any Person acquired by Borrower or any of its Subsidiaries for any fiscal period prior to the Acquisition to (b) Interest Expense for such fiscal period.

               "Interest Expense" means, with respect to any Person and as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

               "Interest Payment Date" means, (a) with respect to any Base Rate Loan, the last Business day of each calendar quarter and the Maturity Date, and
(b) with respect to any other type of Loan (other than a Swing Line Loan), (i) any date that such Loan is prepaid in whole or in part, (ii) the last day of each Interest Period applicable to, or the maturity of, such Loan; provided, however, that if any Interest Period or the maturity of any such Loan exceeds three months, the date that falls three months after the beginning of such Interest Period, shall also be an Interest Payment Date, and (iii) the Maturity Date.

               "Interest Period" means, as to any Committed Loans other than Base Rate Loans, the period commencing on the date specified by Borrower in its Request for Extension of Credit and ending one, two, three or six months thereafter, as selected by Borrower in the Request for Extension of Credit relating thereto; provided that:

                      (a) The first day of any Interest Period shall be a
               Business Day;

                      (b) Any Interest Period that would otherwise end on a day
               that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                      (c) No Interest Period shall extend beyond the Maturity
               Date.

               "Issuing Bank" means Bank of America National Trust and Savings Association.

               "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any Governmental Authority charged with the enforcement thereof.

               "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.6, or such other office or offices as such Bank may from time to time notify Borrower and the Administrative Agent.

               "Letter of Credit" means any of the standby letters of credit issued by the Issuing Bank hereunder, either as originally issued or as the same may be supplemented, amended, renewed or extended.

               "Letter of Credit Application" means an application for issuances of, or amendments to, standby Letters of Credit as shall at any time be in use at the Issuing Bank.

               "Letter of Credit Usage" means, as at any date of determination, the undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by the Issuing Bank and not theretofore reimbursed or converted into Committed Loans.

               "Leverage Ratio" means, as of the last day of any Fiscal Quarter (including the last day of a Fiscal Quarters which is also the last day of a Fiscal Year), the ratio of (a) Average Quarterly Funded Debt as of that date to
(b) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters which may include the portion of Adjusted EBITDA for such period allocable to any Person acquired by Borrower or any of its Subsidiaries if and to the extent the Borrower has delivered to the Agent such Person's financial statements for such period either (i) audited by a "big six" public accountant or, (ii) subject to the consent of the Requisite Banks, which consent shall not unreasonably be withheld, unaudited.

               "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Laws of any jurisdiction with respect to any Property, including the interest of a purchaser of accounts receivable.

               "Loan" means any advance made or to be made by any Bank to Borrower as provided in Section 2, and includes each Committed Loan and Swing Line Loan.

               "Loan Documents" means, collectively, this Agreement, the Committed Loan Notes, the Letters of Credit, the Master Subsidiary Guaranty, the Swing Line Documents, any Request for Extension of Credit, any Letter of Credit Application, any Compliance Certificate, and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent, the Issuing Bank or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or replaced.

               "Margin Stock" means "margin stock" as such term is defined in Regulation G or U.

               "Master Subsidiary Guaranty" means a guaranty of the Obligations, executed by the Borrower's Subsidiaries, substantially in the form of Exhibit E.

               "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business operations or prospects of Borrower and its Subsidiaries, taken as a whole, or c) materially impairs or could reasonably be expected to materially impair the ability of Borrower and its Subsidiaries, taken as a whole, to perform the Obligations.

               "Maturity Date" means the date that in five years after the Closing Date, but not later than December 31, 2002.

               "Minimum Amount" means, with respect to each of the following actions, the following amounts set forth opposite such action (a reference to "Minimum Amount" shall also be deemed a reference to the multiples in excess thereof set forth below):


                                                                Minimum
                                                                Multiples
                                         Minimum                in excess of
        Type of Action                   Amount                 Minimum Amount
        --------------                   ------                 --------------
        Borrowing of,                     $10,000,000           $1,000,000
        prepayment of
        or Conversion into,
        Base Rate Loans

        Borrowing of,                     $10,000,000           $1,000,000
        prepayment of,
        Continuation of,
        or Conversion into,
        Offshore Rate Loans

        Borrowing of Base                Amount of Swing
        Rate Loans to repay              Line Loans
        Swing Line Loans                 being repaid           N/A

        Reduction in                      $10,000,000           $10,000,000
        Commitments

        Assignments                       $5,000,000


               "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

               "Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 7.1 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not prohibit Liens securing the Obligations.

               "Net Cash Proceeds" means Net Proceeds to the extent consisting of Cash.

               "Net Income" means, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

               "Net Proceeds" means, with respect to any Disposition, the gross sales proceeds received by Borrower and its Subsidiaries from such Disposition (including Cash, Property and the assumption by the purchaser of any liability of Borrower or its Subsidiaries) net of brokerage commissions, legal expenses and other transactional costs payable by Borrower and its Subsidiaries with respect to such Disposition and net of an amount determined in good faith by Borrower to be the estimated amount of income taxes payable by Borrower attributable to such Disposition.

               "Notice of Assignment and Acceptance" means a Notice of Assignment and Acceptance substantially in the form of Exhibit D.

               "Obligations" means all present and future obligations of every kind or nature of Borrower or any Borrower Party at any time and from time to time owed to the Administrative Agent, any Bank, any Person entitled to indemnification, or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

               "Offshore Rate" means, for any Interest Period with respect to Offshore Rate Loans comprising part of the same Borrowing, the per annum rate of interest (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent (whose determination shall be conclusive in the absence of manifest error) as follows:

               Offshore Rate =                 Offshore Base Rate
                              --------------------------------------------------
                                     1.00 - Eurodollar Reserve Percentage

               Where,

                      "Eurodollar Reserve Percentage" means for any day for any
               Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for any outstanding Offshore Rate Loans shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                      "Offshore Base Rate" means the interest rate per annum
               (rounded upward to the next 1/16 of 1%) at which deposits in Dollars are offered by BofA's applicable Lending Office to major banks in the Offshore Rate Designated Market at or about 11:00 a.m. local time in the Offshore Rate Designated Market, two Business Days before the first day of the applicable Interest Period in an aggregate amount approximately equal to the amount of the Loan made by BofA with respect to such Offshore Rate Loan and for a period of time comparable to the number of days in the applicable Interest Period.

The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

               "Offshore Rate Designated Market" means, with respect to any Offshore Rate Loan, (a) the London eurodollar market, (b) if major banks in the London eurodollar market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London eurodollar market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the London eurodollar market, the Cayman Islands offshore Dollar interbank market or (c) if major banks in the Cayman Islands offshore Dollar interbank market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands offshore Dollar interbank market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the Cayman Islands offshore Dollar interbank market, such other Offshore Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Banks.

               "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

               "Opinion of Counsel" means the favorable written legal opinion of Arter & Hadden, counsel to Borrower and its Subsidiaries, substantially in the form of Exhibit F, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

               "Outstanding Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayment and prepayments made on such date, the sum of (a) the aggregate outstanding principal of all Loans, and (b) all Letter of Credit Usage.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

               "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

               "Permitted Disposition" means a Disposition of (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or any of its Subsidiaries, (b) Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business, (c) Dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment or where Borrower or its Subsidiary determines in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or any of its Subsidiaries, (d) a Disposition to Borrower or a Subsidiary, and (e) Dispositions of the assets of a Subsidiary of Borrower to Borrower or another Subsidiary of Borrower.

               "Permitted Liens" means:

                      (a) Inchoate Liens incident to construction on or
               maintenance of Real Property; or Liens incident to construction on or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Laws) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                      (b) Liens for taxes and assessments on Real Property which are not past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                      (e) minor defects and irregularities in title, easements,
               rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

                      (f) rights reserved to or vested in any Governmental
               Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use of any Real Property;

                      (g) rights reserved to or vested in any Governmental
               Agency to control or regulate, or obligations or duties to any Governmental Authority with respect to, any right, power, franchise, grant, license, or permit;

                      (h) present or future zoning laws and ordinances or other
               laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

                      (i) statutory Liens, other than those described in
               subsections (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

                      (j) covenants, conditions, and restrictions affecting the
               use of Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

                      (k) rights of tenants under leases and rental agreements
               covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

                      (l) Liens consisting of pledges or deposits to secure
               obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                      (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary of Borrower is a party as lessee;

                      (n) Liens consisting of any right of offset, or statutory
               bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                      (o) Liens consisting of deposits of Property to secure
               statutory obligations of Borrower or a Subsidiary of Borrower in the ordinary course of its business;

                      (p) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of

               Borrower is a party in the ordinary course of its business;

                      (q) Liens created by or resulting from any litigation or
               legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside and no Property is subject to a material risk of loss or forfeiture; and

                      (r) other non-consensual Liens incurred in the ordinary
               course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrower and its Subsidiaries, taken as a whole; and

                      (s) Liens consisting of (i) an interest (other than a
               legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that do not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (ii) an option or right to acquire a Lien that would be a Permitted Lien,
               (iii) the subordination of a lease or sublease in favor of a financing entity and (iv) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

               "Permitted Swap Obligations" means all obligations (contingent or otherwise) of Borrower or any of its Subsidiaries existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and
(b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 8.1).

               "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Authority, or other entity.

               "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "Pro Rata Share" means, with respect to each Bank, the percentage of the combined Commitments set forth opposite the name of that Bank on Schedule 2.1.

               "Quarterly Payment Date" means the last Business Day of each calendar quarter, commencing December 31, 1997.

               "Real Property" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrower or any of its Subsidiaries.

               "Reference Rate" means the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

               "Regulations G, T, U and X" means Regulations G, T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

               "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

               "Request for Extension of Credit" means a written request substantially in the form of Exhibit A or telephonic request followed by such written request, duly completed and signed by a Responsible Officer, in each case delivered to the Administrative Agent by Requisite Notice.

               "Requisite Banks" means (a) as of any date of determination if the Commitments are then in effect, Banks having in the aggregate 51% or more of the combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans outstanding, Banks holding Loans aggregating 51% or more of the aggregate outstanding principal amount of the Loans.

               "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered or made to such recipient at the address, telephone number or facsimile number set forth on Schedule 10.6 or as otherwise designated by such recipient by Requisite Notice to the Administrative Agent and (ii) if made by a Borrower Party, given or made by a Responsible Officer. Any written notice shall be in the form, if any, prescribed in the applicable section herein and may be given by facsimile provided such facsimile is promptly confirmed by a telephone call to such recipient.

               "Requisite Time" means, with respect to any of the actions listed below, the time set forth opposite such action (all times are California time) on or prior to the date (the "relevant date") of such action:

           Action                                Time                   Date
           ------                                ----                   ----
           Borrowing or prepayment
           of Base Rate Loans                    9:00 a.m.          Relevant date

           Borrowing of,                         10:00 a.m.         3 Business Days
           continuation of,                                         prior to
           prepayment of or                                         relevant date
           conversion into
           Offshore Rate Loans

           Voluntary Reduction                   10:00 a.m.         2 Business Days
           of Commitments                                           prior to
                                                                    relevant date

           Letter of Credit                      10:00 a.m.         5 Business Days
           action                                                   prior to relevant
                                                                    date

           Funds made available by               11:00 a.m.         Relevant date
           Banks or Borrower to
           Administrative Agent

               "Responsible Officer" means the chief executive officer, president, chief financial officer or treasurer of Borrower, or any other officer or partner having substantially the same authority and responsibility. Any document or certificate hereunder that is signed or executed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and to have acted on behalf of Borrower.

               "Restricted Payment" shall mean:

                      (a) the declaration or payment of any dividend by
               Borrower, either in cash or property, on any shares of the capital stock of any class of Borrower (except dividends or other distributions payable solely in shares of capital stock of Borrower);

                      (b) the purchase, redemption or retirement by Borrower of
               any shares of the capital stock of any class of Borrower or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly, or through any of its Subsidiaries;

                      (c) any other payment or distribution by Borrower in
               respect of its capital stock, either directly or indirectly or through any Restricted Subsidiary; and

                      (d) any Investment by Borrower or any of its Subsidiaries
               other than those described in the definition of "Permitted Investments".

               "Stockholders' Equity" means, as of any date of determination and with respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with Generally Accepted Accounting Principles.

               "Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries. For purposes of clarification, American Steel, LLC shall not be deemed to be a Subsidiary of Borrower.

               "Swap Agreement" means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

               "Swing Line" means the revolving line of credit established by the Swing Line Bank in favor of Borrower pursuant to Section 2.3.

               "Swing Line Bank" means BofA.

               "Swing Line Commitment" means $10,000,000.

               "Swing Line Documents" means a promissory note, if requested by the Swing Line Bank, and any other documents executed by Borrower in favor of the Swing Line Bank in connection with the Swing Line, each in form and substance satisfactory to Borrower, the Swing Line Bank, and the Administrative Agent.

               "Swing Line Loans" means loans made by the Swing Line Bank to Borrower under the Swing Line.

               "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

               "Synthetic Lease" means, with respect to any Person, (a) a so-called synthetic lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

               "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Officer) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Officer).

               "type" of Committed Loan means (a) a Base Rate Loan or (b) an Offshore Rate Loan with an Interest Period of one, two, three, or six months thereafter, as selected by Borrower in the Request for Extension of Credit relating thereto.

               "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

               1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

               1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the financial covenants would then be calculated in a different manner or with different components, (a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections during the 90-day period following any such change in Generally Accepted Accounting Principles if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

               1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

               1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

               1.6 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

               1.7 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.


                                    Section 2
                 COMMITMENTS; INTEREST, FEES, PAYMENT PROCEDURES


               2.1    Committed Loans.

               (a) Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees, to make, Convert and Continue Committed Loans during the Availability Period as Borrower may request; provided, however, that the Outstanding Obligations of each Bank shall not exceed such Bank's Commitment and the Outstanding Obligations of all the Banks shall not exceed the combined Commitments at any time. Subject to the foregoing and other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Committed Loans as set forth herein without premium or penalty.

               (b) Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Upon the request of any Bank made through the Administrative Agent, such Bank's Loans may be evidenced by one or more Committed Loan Notes, instead of or in addition to loan accounts. (Each such Bank may endorse on the schedules annexed to its Committed Loan Note(s) the date, amount and maturity of its Committed Loans and payments with respect thereto.) Such loan accounts, records or Committed Loan Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

               2.2 Borrowings, Conversions and Continuations of Committed Loans.

               (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount therefor by delivering a duly completed Request for Extension of Credit therefor by Requisite Notice to the Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions or Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the preceding sentence.

               (b) Promptly following receipt of a Request for Extension of Credit, the Administrative Agent shall notify each Bank of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Bank shall make the funds for its Loan available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction or waiver of the applicable conditions set forth in Section 4, all funds so received shall be made available to Borrower in like funds received.

               (c) The Administrative Agent shall promptly notify Borrower and the Banks of the Offshore Rate applicable to any Offshore Rate Loan upon determination thereof.

               (d) Unless the Administrative Agent and the Requisite Banks otherwise consent, Loans with no more than ten different Interest Periods shall be outstanding at any one time.

               (e) No Loans other than Base Rate Loans may be requested or continued during the existence of an Event of Default. During the existence of an Event of Default, the Requisite Banks may determine that any or all of the then outstanding Committed Loans other than Base Rate Loans shall be Converted to Base Rate Loans. Such Conversion shall be effective upon notice to Borrower from the Administrative Agent and shall continue so long as such Event of Default continues to exist.

               (f) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Banks, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

               (g) The failure of any Bank to make any Loan on any date shall not relieve any other Bank of any obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan.

               2.3    Swing Line.

               (a) The Swing Line Bank shall from time to time through the day prior to the Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (i) giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed the Swing Line Commitment, (ii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default and (iii) the Swing Line Bank has not given at least 24 hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, Borrowings under the Swing Line may be made in amounts which are integral multiples of $250,000 ("integral amount") upon Requisite Notice made to the Swing Line Bank not later than 2:00 p.m. California time. Promptly after receipt of such a request for Borrowing, the Swing Line Bank shall obtain telephonic verification from the Administrative Agent that, giving effect to such request, availability for Loans will exist under Section 2.1 (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of the integral amount. If Borrower instructs the Swing Line Bank to debit its demand deposit account at the Swing Line Bank in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment, after the Swing Line Requisite Time therefor, such payment shall be deemed received on the next Business Day. The Swing Line Bank shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

               (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Applicable Amount or, if Borrower so requests, a fixed rate of interest quoted by Swing Line Bank and agreed to by Borrower, for an interest period quoted by Swing Line Bank and agreed to by Borrower, but in any amount not longer than seven days, payable on such dates, as may be specified by the Swing Line Bank and in any event on the Maturity Date. Interest on Swing Line Loans shall be payable upon demand of the Swing Line Bank, and the Swing Line Bank shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank.

               (c) Each Swing Line Loan shall be payable on the earlier of demand made by the Swing Line Bank or the seventh Business Day after the funding of the Swing Line Loan.

               (d) Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Pro Rata Share times the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank, each Bank shall, according to its Pro Rata Share, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

               (e) In the event that any Swing Line Loan is outstanding for more than seven days, then on the next Business Day (unless Borrower has made other arrangements acceptable to the Swing Line Bank to repay the Swing Line Loan, Borrower shall request a Committed Loan in a Minimum Amount necessary to repay the Swing Line Loan in full. In the event that Borrower fails to request a Committed Loan within the Requisite Time therefor, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Committed Loans to be made by the Banks in the Minimum Amount necessary to repay the Swing Line Loan in full and, for this purpose, the conditions precedent set forth in Section 4 shall not apply. The proceeds of such Committed Loans shall be paid to the Swing Line Bank for application to the applicable Swing Line Loan.

               2.4    Letters of Credit.

               (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Bank shall issue, supplement, modify, amend, renew, or extend such Letters of Credit under the Commitments as Borrower may request; provided, however, that
(i) the Outstanding Obligations of each Bank shall not exceed such Bank's Commitment and the Outstanding Obligations of all the Banks shall not exceed the combined Commitments at any time and (ii) the aggregate outstanding Letter of Credit Usage shall not exceed $25,000,000 at any time. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. Unless all the Banks, the Administrative Agent, and the Issuing Bank otherwise consent in a writing delivered to the Administrative Agent, and subject to permitting "evergreen" Letters of Credit as provided in subsection (b) below, the term of any Letter of Credit shall not exceed the Maturity Date.

               (b) Borrower may irrevocably request the issuance, supplement, modification, amendment, renewal, or extension of a Letter of Credit by delivering a duly completed Letter of Credit Application therefor to the Issuing Bank, with a copy to the Administrative Agent, by Requisite Notice not later than the

Requisite Time therefor; provided, however, that for such requests the Requisite Notice must be in writing. The Administrative Agent shall promptly notify the Issuing Bank whether such Letter of Credit Application, and the action requested pursuant thereto, conforms to the requirements of this Agreement. Upon the issuance, supplement, modification, amendment, renewal, or extension of a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Banks, of such action and the amount and terms thereof. Letters of Credit may have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as the Issuing Bank has the right to terminate such evergreen Letters of Credit no less frequently than annually within a notice period (the "Letter of Credit Evergreen Notice Period") to be agreed upon at the time each such Letter of Credit is issued. This Agreement shall control in the event of any conflict with any Letter of Credit Application.

               (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation in such Letter of Credit, as from time to time supplemented, amended, renewed, or extended, from the Issuing Bank in an amount equal to that Bank's Pro Rata Share. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share, reimburse the Issuing Bank through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

               (d) Borrower agrees to pay to the Issuing Bank through the Administrative Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one Business Day after demand made by the Issuing Bank therefor, together with interest on such amount from the date of any payment made by the Issuing Bank at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Each Bank that has reimbursed the Issuing Bank for its Pro Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrower under this Section and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim.

               (e) If Borrower fails to make the payment required by subsection
(d) above within the time period therein set forth, the Issuing Bank shall notify the Administrative Agent of such fact and the amount of such unreimbursed drawing. The Administrative Agent shall promptly notify each Bank of its Pro Rata Share of such amount by Requisite Notice. Each Bank shall make funds in an amount equal its Pro Rata Share of such amount available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time on the Business Day specified by the Administrative Agent. Such funds shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit. If the conditions precedent set forth in Section 4 could be satisfied (except for the giving of a Request for Extension of Credit) on the date such funds are made available by the Banks, such funds shall be deemed a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in Section 4 could not be satisfied on the date such funds are made available by the Banks, such funds shall be deemed a funding of each Bank's participation in such Letter of Credit, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate.

               (f) Once an evergreen Letter of Credit is issued, Borrower shall not be required to request that the Issuing Bank permit the renewal thereof. If such Letter of Credit could be issued within the Letter of Credit Evergreen Notice Period, the Issuing Bank shall permit the renewal such evergreen Letter of Credit at such time.

               (g) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligations shall not be affected by any of the following circumstances:

                      (i) any lack of validity or enforceability of the Letter
               of Credit, this Agreement, or any other agreement or instrument relating thereto;

                      (ii) any amendment or waiver of or any consent to
               departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

                      (iii) the existence of any claim, setoff, defense, or
               other rights which Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                      (iv) any demand, statement, or any other document
               presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                      (v) payment by the Issuing Bank in good faith under the
               Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                      (vi) the existence, character, quality, quantity,
               condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                      (vii) the time, place, manner, order or contents of
               shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                      (viii) the solvency or financial responsibility of any
               party issuing any documents in connection with a Letter of Credit;

                      (ix) any failure or delay in notice of shipments or
               arrival of any Property;

                      (x) any error in the transmission of any message relating
               to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

                      (xi) any error, neglect or default of any correspondent of the Issuing Bank in connection with a Letter of Credit;

                      (xii) any consequence arising from acts of God, wars,
               insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

                      (xiii) so long as the Issuing Bank in good faith
               determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

                      (xiv) where the Issuing Bank has acted in good faith and
               observed general banking usage, any other circumstances whatsoever.

               (h) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not permitted by applicable Laws.

               (i) Concurrently with the issuance of each Letter of Credit, Borrower shall pay a letter of credit issuance fee to the Issuing Bank, for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between Borrower and the Issuing Bank. Borrower shall also pay to the Administrative Agent, for the ratable account of the Banks in accordance with their Pro Rata Share, a standby Letter of Credit fee in an amount equal to the Applicable Amount times the average daily maximum amount available to be drawn on such outstanding Letter of Credit, computed and payable in arrears on each Quarterly Payment Date, commencing December 31, 1997, through the date upon which the outstanding Letter of Credit shall expire, with the final payment to be made on such expiration date (provided that the minimum fee for each Letter of Credit shall be $500 per annum). Borrower shall also pay to the Issuing Bank for its own account, from time to time on demand, the Issuing Bank's standard processing fees, costs and charges with respect to Letters of Credit. The Letter of Credit issuance fee and the standby Letter of Credit fee are nonrefundable.

               (j) As of the Closing Date, BofA has issued for the account of Borrower standby letter of credit No. 3004113 in the face amount of $6,790,383.51 with an expiration date of February 28, 1998 (the "Existing Letter of Credit"). On the Closing Date, each Bank will purchase a participation in the Existing Letter of Credit in the same manner as if the Existing Letter of Credit had been a Letter of Credit issued hereunder. With respect to the Existing Letter of Credit, from and after the Closing Date the standby letter of credit fee for the ratable account of the Banks will accrue and the undrawn amount thereof shall constitute Letter of Credit Usage.

               2.5 Prepayments.

               (a) Upon Requisite Notice to the Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Committed Loans in the Minimum Amount therefor. The Administrative Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment.

               (b) The Net Proceeds from any Disposition (other than a Permitted Disposition) shall, on the date of receipt by Borrower or its Subsidiaries, be applied to prepay the Loans (but with no concurrent reduction of the Commitments).

               (c) If for any reason the Outstanding Obligations exceed the combined Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans and/or deposit cash to be held by the Administrative Agent Bank in an interest-bearing cash collateral account as collateral for Letter of Credit Usage hereunder in an aggregate amount equal to such excess.

               (d) Any prepayment of a Loan other than a Base Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.6.

               2.6 Voluntary Reduction or Termination of Commitments. Upon Requisite Notice to the Administrative Agent not later than the Requisite Time therefor, Borrower shall have the right, at any time and from time to time, without penalty or charge, to permanently and irrevocably reduce the Commitments in a Minimum Amount therefor, or terminate the then unused portion of the Commitments, provided, that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. The Administrative Agent shall promptly notify the Banks of any request for reduction or termination of the Commitments under this Section. Each Bank's Commitment shall be reduced by an amount equal to such Bank's Pro Rata Share times the amount of such reduction.

               2.7    Principal and Interest.

               (a) If not sooner paid, Borrower shall pay, and promises to pay, the outstanding principal amount of each Committed Loan on the Maturity Date.

               (b) Subject to subsection (c), Borrower shall pay interest on the unpaid principal amount of the Loans (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date for each type of Loan at a rate per annum equal to the applicable interest rate determined in accordance with the definition thereof, plus, if applicable, Applicable Amount.

               (c) If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate. Accrued and unpaid interest on past due amounts including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws and payable upon demand.

               2.8    Fees.

               (a) Facility Fee. Borrower shall pay to the Administrative Agent, for the ratable accounts of the Banks pro rata according to their Pro Rata Share, a facility fee equal to the Applicable Amount ("Facility Fee" column) times the combined Commitments. The facility fee shall accrue from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date. The facility fee shall be calculated quarterly in arrears; if there is any change in the Applicable Amount during any quarter, the average daily amount shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter.

               (b) Agency Fees. Borrower shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

               (c) Arrangement Fee. On the Closing Date, Borrower shall pay to the Arranger an arrangement fee in the amount heretofore agreed upon by letter agreement between Borrower and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

               (d) Participation Fee. On the Closing Date, Borrower shall pay to the Administrative Agent, for the account of each Bank, participation fees in the amounts heretofore agreed upon by letter agreement between Borrower and the Arranger.

               2.9 Computation of Interest and Fees. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on all other types of Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder, and any amount paid as interest hereunder which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

               2.10 Manner and Treatment of Payments among the Banks, Borrower and the Administrative Agent.

               (a) Unless otherwise provided herein, all payments by Borrower or any Bank hereunder shall be made to the

Administrative Agent at the Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

               (b) Upon satisfaction of any applicable terms and conditions set forth herein, the Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Bank, by wire transfer to such Bank at the address specified in Schedule 10.6. The Administrative Agent's determination, or any Bank's determination not contradictory thereto, of any amount payable hereunder shall be conclusive in the absence of manifest error.

               (c) Subject to the definition of "Interest Period," if any payment to be made by Borrower or any other Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

               (d) Unless Borrower or any Bank has notified the Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower or the Bank, as the case may be, has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Administrative Agent, then:

                      (i) if Borrower failed to make such payment, each Bank
               shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate; and

                      (ii) if any Bank failed to make such payment, such Bank
               shall on the Business Day following such Borrowing Date make pay to the Administrative Agent the amount of such assumed payment made available to Borrower, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to Borrower to the date such amount is paid to the Administrative Agent at the Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

               2.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

               2.12 Extension of Maturity Date. At the request of Borrower and with the written consent of all of the Banks (which may be given or withheld in the sole and absolute discretion of each Bank) pursuant to this Section the Maturity Date may be extended for one-year periods, provided no Default or Event of Default has occurred and is continuing at the time of such request. Not earlier than three months prior to the each anniversary of the Closing Date, nor later than any anniversary of the Closing Date, Borrower may request by Requisite Notice made to the Administrative Agent (who shall promptly notify the Banks) a one year extension of the Maturity Date. Such request shall include a certificate signed by a Responsible Officer stating that (a) the representations and warranties contained in Section 5 shall be true and correct on and as of the date of such certificate and (b) no Default or Event of Default has occurred and is continuing. Each Bank shall, within 15 Business days of the Administrative Agent delivering such notice to such Bank, notify in writing the Administrative Agent whether it consents to or declines such request. The Administrative Agent shall, after receiving the notifications from all of the Banks or the expiration of such period, whichever is earlier, notify Borrower and the Banks of the results thereof. If all of the Banks have consented, then the Maturity Date shall be extended for one year.


                                    Section 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY


               3.1 Taxes. Each payment of any amount payable by Borrower or any other Borrower Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any Applicable Taxes. To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Applicable Taxes from any amount payable to any Bank or the Issuing Bank under this Agreement, Borrower shall promptly notify the Administrative Agent of such fact and (a) make such deduction or withholding and pay the same to the relevant Governmental Authority and (b) pay such additional amount directly to that Bank or the Issuing Bank as is necessary to result in that Bank or the Issuing Bank receiving a net after-Applicable Tax amount equal to the amount to which that Bank or the Issuing Bank would have been entitled under this Agreement absent such deduction or withholding. Within 30 days after the date of any payment by Borrower of any amounts pursuant to this section, Borrower shall furnish to the Administrative

Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

               3.2 Increased Costs. If any Bank or the Issuing Bank determines that any Laws or guidelines (whether or not having the force of law), or compliance therewith, have the effect of increasing its cost of agreeing to make or making, to issue or participating in, funding or maintaining any Loans or Letters of Credit, then Borrower shall, upon demand by such Bank or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank or the Issuing Bank additional amounts sufficient to compensate such Bank or the Issuing Bank for such increased cost.

               3.3 Capital Adequacy. If any Bank or the Issuing Bank determines that any Laws regarding capital adequacy, or compliance by such Bank or the Issuing Bank (or its Lending Office) or any corporation controlling the Bank or the Issuing Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority not imposed as a result of the Issuing Bank's, such Bank's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Bank, the Issuing Bank or any corporation controlling such Bank or the Issuing Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's and the Issuing Bank's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then upon demand of such Bank or the Issuing Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank or the Issuing Bank, from time to time as specified in good faith by such Bank or the Issuing Bank, additional amounts sufficient to compensate such Bank or the Issuing Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement.

               3.4 Illegality. If any Bank determines that any Laws has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the Offshore Rate Designated Market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by the Bank to Borrower through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Bank (with a copy to the Administrative Agent), prepay or Convert all Offshore Rate Loans of that Bank, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. Each Bank agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank.

               3.5 Inability to Determine Rates. If, in connection with any Request for Extension of Credit, the Administrative Agent determines that (a) Dollar deposits are not being offered to Banks in the Offshore Rate Designated Market for the applicable amount and Interest Period of the requested Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate (other than the Base Rate) for the Loans requested therein, or (c) such underlying interest rates do not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Loans based upon such affected interest rate shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending Request for Extension of Credit for such type of Loan or, failing that, be deemed to have converted such Request for Extension of Credit into a request for Base Rate Loans in the amount specified in therein.

               3.6 Breakfunding Costs. Upon Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day in the applicable Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise and including any such action required under this Section 3), or upon the failure of Borrower (for a reason other than the failure of a Bank to make a Loan) to borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount specified in any Request for Extension of Credit, then Borrower shall, upon demand made by any Bank (with a copy to the Administrative Agent), reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence thereof, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

               3.7 Matters Applicable to all Requests for Compensation.

               (a) The Administrative Agent and any Bank shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent or that Bank under this Section 3 has been determined, concurrently with demand for such payment. The Administrative Agent's or any Bank's determination of any amount payable under this Section 3 shall be conclusive in the absence of manifest error.

               (b) For purposes of calculating amounts payable under this
Section 3 any Loan shall be deemed to have been funded at the applicable interest rate set forth in the definition thereof whether or not such Loan was, in fact, so funded.

               (c) All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Outstanding Obligations.


                                    Section 4
                                   CONDITIONS


               4.1 Initial Loans, Etc. The obligation of each Bank to make the initial Loan to be made by it, or the obligation of the Issuing Bank to issue the initial Letter of Credit (as applicable), is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Loans (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

               (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer, each dated as of the Closing Date or, in the case of the documents required under subsection (4) below, as of a recent date, and each in form and substance satisfactory to the Administrative Agent, each Bank, and their respective legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                      (1) at least one executed counterpart of this Agreement,
               together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Banks and Borrower;

                      (2) Committed Loan Notes executed by Borrower in favor of
               each Bank requesting a Committed Loan Note, each in a principal amount equal to that Bank's Pro Rata Share;

                      (3) the Master Subsidiary Guaranty;

                      (4) with respect to Borrower and each of its Subsidiaries, such documentation as may be required to establish the due organization, valid existence and good standing of Borrower and each such Subsidiary, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a party, the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, certificates of Responsible Officers, and the like;

                      (5) the Opinion of Counsel;

                      (6) written evidence that the Existing Credit Facility has been or will be concurrently terminated and that any Liens securing such facility have been or will be concurrently released;

                      (7) a certificate signed by a Responsible Officer
               certifying that the conditions specified in Sections 4.1(f) and 4.1(g) have been satisfied; and

                      (8) such other assurances, certificates, documents,
               consents or opinions as Banks or the Administrative Agent reasonably may require.

               (b) The arrangement fee shall have been paid.

               (c) The agency fee payable on the Closing Date shall have been paid.

               (d) The participation fees payable on the Closing Date shall have been paid.

               (e) Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not hereafter preclude final settling of accounts between the Borrower and
BofA).

               (f) The representations and warranties of Borrower contained in
Section 5 shall be true and correct.

               (g) Borrower and any other Borrower Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Loan (or initial Letter of Credit, as applicable) no Default or Event of Default shall have occurred and be continuing.

               4.2 Any Extension of Credit. The obligation of each Bank to make any Extension of Credit is subject to the following conditions precedent:

               (a) the representations and warranties of Borrower contained in
Section 5 are true and correct in all material respects as though made on and as of the above date;

               (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Extension of Credit.

               (c) the Administrative Agent shall have timely received a duly completed Request for Extension of Credit or Letter of Credit Application, as applicable, by Requisite Notice by the Requisite Time therefor; and

               (d) the Administrative Agent shall have received such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Banks reasonably may require.


                                    Section 5
                         REPRESENTATIONS AND WARRANTIES


               Borrower represents and warrants to the Administrative Agent and the Banks that:

               5.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly formed, validly existing and in good standing under the laws of its incorporation. Borrower is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a party and to perform its Obligations. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

               5.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action, and do not and will not:

               (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such party;

               (b) Violate or conflict with any provision of such party's charter, articles of incorporation or bylaws, as applicable;

               (c) Result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or leased or hereafter acquired by such party;

               (d) Violate any Laws applicable to such party; and

               (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such party is a party or by which such party or any of its Property is bound or affected;

               5.3 No Governmental Approvals Required. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents to which it is a party.

               5.4 Binding Obligations. Each of the Loan Documents to which Borrower or any Subsidiary is a party will, when executed and delivered by such party, constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

               5.5 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any Subsidiary of less than the $5,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 5.5, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Authority, which if adversely determined would have a Material Adverse Effect.

               5.6 No Default. No event has occurred and is continuing that is a Default or Event of Default.

               5.7    ERISA Compliance.

               (a) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service or an application for such a letter is currently being processed by the United States Internal Revenue Service with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate has made all required contributions to any Pension Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

               (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

               5.8 Use of Proceeds; Margin Regulations. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations G, T, U and X.

               5.9 Title to Property. Borrower and its Subsidiaries have valid title to the Property reflected in the balance sheet described in Section 5.12(a), other than items of Property which are immaterial to Borrower and its Subsidiaries, taken as a whole, and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens, other than Liens described in Schedule 5.9 or permitted by Section 7.1.

               5.10 Intangible Assets. Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

               5.11 Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material item or portion of Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

               5.12   Financial Statements.

               (a) The audited consolidated balance sheet dated December 31, 1996, the quarterly consolidated balance sheets dated March 31, 1997, and June 30, 1997, of Borrower and its Subsidiaries, and the related consolidated statements of income or operations, shareholders, equity and cash flows for the Fiscal Year or Fiscal Quarter, as applicable, ended on those dates (i) were prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and show all material Indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes or other material commitments.

               (b) Since the date of the financial statements referred to in subsection (a) above, there has been no Material Adverse Effect.

               5.13 Laws. Each of Borrower and its Subsidiaries is in compliance in all material respects with all Laws that are applicable to it.

               5.14 Environmental Compliance. Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               5.15 Public Utility Holding Company Act; Investment Company Act. Neither Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

               5.16   Subsidiaries.

               (a) Schedule 5.16 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower (other than Borrower). Unless otherwise indicated in Schedule 5.16, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens except for Permitted Liens.

               (b) Each of Borrower's Subsidiaries is a corporation duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

               (c) Each of Borrower's Subsidiaries is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

               5.17 Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and self-insurance and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

               5.18 Disclosure. No written statement made by a Responsible Officer to the Administrative Agent or any Bank in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.


                                    Section 6
                              AFFIRMATIVE COVENANTS


               So long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, Borrower shall, and shall cause each of its Subsidiaries to:

               6.1 Financial Statements. Deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Requisite Banks, with sufficient copies for each Bank:

               (a) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of Borrower) balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Banks, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Banks in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that they have read this Agreement and, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default;

               (b) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail.

               6.2 Certificates, Notices and Other Information. Deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Requisite Banks, with sufficient copies for each Bank:

               (a) Concurrently with the financial statements required pursuant to Sections 6.1(a) and 6.1(b), a Compliance Certificate signed by a Responsible Officer;

               (b) Promptly after request by the Administrative Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

               (c) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section;

               (d) Promptly after request by the Administrative Agent or any Bank, copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Authority;

               (e) As soon as practicable, notice of the occurrence of any (i) ERISA Event, (ii) a Reportable Event, (iii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, (iv) the adoption of, or the commencement of contributions to, any Pension Plan subject to Section 412 of the Code by Borrower or any ERISA Affiliate, or (v) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (f) with reasonable promptness copies of (a) all notices received by any Borrower or any of its ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;
(b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

               (g) As soon as practicable, notice of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default, specifying the nature and period of existence thereof and specifying what action Borrower is taking or propose to take with respect thereto;

               (h) As soon as practicable, notice of (i) the commencement of a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease asserting a default thereunder on the part of Borrower or any of its Subsidiaries, (iii) commencement a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, or (iv) any labor union notifying Borrower of its intent to strike Borrower or any of its Subsidiaries on a date certain and such strike would involve more than 250 employees of Borrower and its Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto; or (v) the commencement of, or any material development in, any litigation or proceeding affecting Borrower or its Subsidiaries; including pursuant to any applicable Environmental Laws;

               (i) Notice of any material change in accounting policies or financial reporting practices by Borrower or any of its Subsidiaries;

               (j) Promptly, such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Bank (through the Administrative Agent) or the Requisite Banks.

               6.3 Guaranties of New Subsidiaries. Cause any of its Subsidiaries, within 30 days after becoming a Subsidiary, to become a Guarantor under the Master Subsidiary Guaranty and to deliver to Administrative Agent (a) those documents required pursuant to Sections 4.1(a)(3) and (4) as such documents pertain to such Subsidiary.

               6.4 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Authority that are necessary for the transaction of their respective business, except where the failure to so preserve and maintain the existence of any of Borrower's Subsidiaries and such authorizations would not constitute a Material Adverse Effect and except that a merger permitted hereunder shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

               6.5 Maintenance of Properties. Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to normal wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

               6.6 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles, self-insurance, and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate.

               6.7 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material item or portion of Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

               6.8 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Authority, with all Laws noncompliance with which constitutes a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with Laws then being contested by any of them in good faith by appropriate proceedings.

               6.9 Environmental Laws. Conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

               6.10 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries or the performance by any officer of his or her responsibilities), permit the Administrative Agent or any Bank, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Bank true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

               6.11 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any of its Subsidiaries.

               6.12 Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Pension Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Pension Plan subject to Section 412 of the Code.

               6.13 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Bank or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

               6.14 Use of Proceeds. Use the proceeds of Loans for repayment in full of Borrower's obligations under the Existing Credit Facility and for working capital, Acquisitions, and general corporate purposes of Borrower and its Subsidiaries.

                                    Section 7
                               NEGATIVE COVENANTS


               So long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

               7.1 Liens, Negative Pledges. Create, incur, assume or suffer to exist any Lien, Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

               (a) Permitted Liens;

               (b) Liens and Negative Pledges under the Loan Documents;

               (c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 5.9 and any renewals/extensions or amendments thereof; provided that the obligations secured or benefited thereby are not increased;

               (d) Liens on Property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

               (e) Liens securing Indebtedness permitted by Section 7.2(d) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness;

               (f) any Lien or Negative Pledge created by an agreement or instrument entered into by Borrower or any of its Subsidiaries in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

               (g) any Lien or Negative Pledge entered into by Borrower in connection with the BofA Letter of Credit Facility; provided, however, that any such Lien shall be limited to goods and documents that are the subject of commercial letters of credit; and

               (h) Liens and Negative Pledges not described above securing purchase money obligations on Property having in the aggregate a fair market value of not more than 10% of Consolidated Tangible Net Worth at any time.

               7.2 Indebtedness. Create, incur, assume, suffer to exist, or otherwise be liable with respect to, any Indebtedness except:

               (a) Indebtedness existing on the Closing Date and disclosed in
Schedule 7.2, and renewals, extensions or amendments that do not increase the amount thereof;

               (b) Indebtedness under the Loan Documents;

               (c) Indebtedness owed to Borrower or any of its Subsidiaries;

               (d) Additional Indebtedness incurred for business purposes, including without limitation Capital Leases, provided that the aggregate principal amount of such Indebtedness outstanding in any Fiscal Year, when added to the amount of dispositions of Property made (other than Permitted Dispositions) and the amount of Net Cash Proceeds from sales and leasebacks consummated in such Fiscal Year, do not exceed 10% of the Tangible Net Worth of Borrower and its Subsidiaries as of the end of the Fiscal Quarter immediately preceding such consummation of such Capital Lease;

               (e) Permitted Swap Obligations;

               (f) Indebtedness under the BofA Letter of Credit Facility.

               7.3 Prepayment of Indebtedness. Pay any principal or interest on any Indebtedness of Borrower or any of its Subsidiaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Borrower or any of its Subsidiaries prior to the date when due, in each case if a Default or Event of Default then exists or would result therefrom.

               7.4 Dispositions. Make any Disposition of its Property, whether now owned or hereafter acquired, except:

               (a) Permitted Dispositions; and

               (b) Dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by Borrower and its Subsidiaries, in any Fiscal Year, when added to the amount of Indebtedness permitted under Section 7.2(d), and the amount of Net Cash Proceeds from sales and leasebacks consummated in such Fiscal Year, do not exceed 10% of the Tangible Net Worth of Borrower and its Subsidiaries as of the end of the Fiscal Quarter immediately preceding such disposition of Property.

               7.5 Sales and Leasebacks. Become or remain liable as lessee or as guarantor or other surety with respect to any lease with any Person, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to such Person or such Person's Affiliate, or (ii) which Borrower or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any such Subsidiary to such Person or such Person's Affiliate in connection with such lease; provided that Borrower may enter into any sale and leaseback of real property, improvements thereon and equipment of the Borrower entered into to finance or refinance the purchase price or construction of such real property, improvements and equipment; provided that the Net Cash Proceeds of each such transaction during any Fiscal Year together with aggregate Net Cash Proceeds from other sales and leasebacks consummated during such Fiscal Year, when added to the amount of Indebtedness permitted under Section 7.2(d) and the amount of dispositions of assets (other than Permitted Dispositions) made in such Fiscal Year, do not exceed 10% of the Tangible Net Worth of Borrower and its Subsidiaries as of the end of the Fiscal Quarter immediately preceding such transaction.

               7.6 Mergers. Merge or consolidate with or into any Person, except:

               (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Subsidiary (with Borrower or its Subsidiary as the surviving entity) or of Borrower or Subsidiaries of Borrower with each other, provided that Borrower and each of such Subsidiaries have executed such amendments to the Loan Documents as the Administrative Agent may reasonably determine are appropriate as a result of such merger; and

               (b) a merger or consolidation of Borrower or any of its Subsidiaries with any other Person, provided that (i) either (A) Borrower or its Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consolidation, expressly assumes, by an appropriate instrument, the Obligations of Borrower or its Subsidiary, as the case may be, and (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom.

               7.7 Hostile Acquisitions. Directly or indirectly use the proceeds of any Committed Loan in connection with the Acquisition of part or all of a voting interest of 5% or more in any corporation or other business entity if such Acquisition is opposed by the board of directors or management of such corporation or business entity.

               7.8 Acquisitions. Without the prior written consent of the Requisite Banks, not make any Acquisitions unless (i) the Acquisition has been approved by the board of directors or similar governing body of the Person whose assets, business, or securities are to be acquired or purchased, (ii) immediately after such Acquisition, Borrower would be in compliance with the terms and conditions of this Agreement on a pro forma basis and the sum of the Borrower's and its Subsidiaries' Cash plus the amount by which the combined Commitments exceeds the Outstanding Obligations (excluding Swing Line Outstandings) would be at least $25,000,000, and (iii) the business of the Person to be acquired is substantially similar to the existing business of Borrower and its Subsidiaries.

               7.9 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except:

               (a) Distributions by Borrower or any of its Subsidiaries to any Subsidiary of Borrower;

               (b) dividends payable solely in Common Stock or rights to purchase Common Stock;

               (c) cash dividends payable to its stockholders and purchases, redemptions or other acquisitions of shares of its capital stock or warrants, rights or options to acquire any such shares for cash solely out of not more than 35% of Net Income earned in the preceding Fiscal Year with respect to distributions made in the Fiscal Year ending 1998 and 25% of Net Income earned in the immediately preceding Fiscal Year with respect to distributions made in each Fiscal Year thereafter; provided, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist.

               7.10 ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

               7.11 Net Worth. Permit Consolidated Net Worth, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than the sum of
(a) $160,000,000 plus (b) an amount equal to 70% of the Net Income earned in each Fiscal Quarter ending after June 30, 1997 (with no deduction for a net loss in any such Fiscal Quarter) plus (c) an amount equal to 100% of the aggregate increases in Stockholders' Equity of Borrower and its Subsidiaries after the Closing Date by reason of the issuance and sale of capital stock of Borrower or any Subsidiary (including upon any conversion of debt securities of Borrower or any Subsidiary into such capital stock).

               7.12 Interest Coverage Ratio. Permit the Interest Coverage Ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than 3.50 to 1.00.

               7.13 Leverage Ratio. Permit the Leverage Ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, to be greater than the ratio set forth below opposite such Fiscal Quarter or the period during which such Fiscal Quarter ends:

                       Period                                       Ratio
                       ------                                       -----
               Closing Date through the earlier
               of September 30, 1998 or any
               Equity Issuance Date                              4.00 to 1.00

               The earlier of December 31,
               1998 or any Equity Issuance
               Date and thereafter                               3.50 to 1.00.

If any calculation of the Leverage Ratio will include EBITDA of an acquired person based on unaudited financial statements of such Person, Borrower will give Requisite Notice thereof to the Administrative Agent so that the consent of the Requisite Banks thereto may be obtained.

               7.14 Change in Nature of Business. Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole.

               7.15 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Borrower and expressly authorized by a resolution of the board of directors of Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among Borrower and its Subsidiaries, and (d) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.


                                    Section 8
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT


               8.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

               (a) Borrower fails to pay any principal on any of the Loans, or any portion thereof, on the date when due; or

               (b) Borrower fails to pay any interest on any of the Committed Loans or Swing Line Loans, or any fees due hereunder, or any portion thereof, within five Business Days after the date when due;

               (c) Borrower fails to comply with any of the covenants contained in Section 7; or

               (d) Borrower, any of its Subsidiaries or any other Borrower Party fails to perform or observe any other covenant or agreement (not specified above) contained in any Loan Document on its part to be performed or observed and such failure continues for period of 30 days; or

               (e) Any representation or warranty of Borrower or any of its Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Subsidiary pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Banks; or

               (f) Borrower or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if the effect of such failure, event or condition is to cause or to permit (A) the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to declare such Indebtedness to be due and payable prior to its stated maturity, or (B) any Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or

               (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Banks, is materially adverse to the interests of the Banks; or any Borrower Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

               (h) A final judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $5,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for 30 calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

               (i) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days; or

               (j) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000.

               8.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement or in any other Loan Document, or by applicable Laws, or in equity, or otherwise:

               (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.1(i):

                     (1) the combined Commitments and all other obligations of
               the Administrative Agent or the Banks and all rights of Borrower and any other Borrower Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks or the Requisite Banks, as required hereunder, may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the combined Commitments and make further

               Extensions of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

                     (2) the Issuing Bank may, with the approval of the
               Administrative Agent on behalf of the Requisite Banks, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

                     (3) the Requisite Banks may request the Administrative
               Agent to, and the Administrative Agent thereupon shall, terminate the combined Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (b) Upon the occurrence of any Event of Default described in
Section 8.1(i):

                      (1) the combined Commitments and all other obligations of
               the Administrative Agent or the Banks and all rights of Borrower and any other Borrower Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Banks may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the combined Commitments and make further Extensions of Credit, which determination shall apply equally to, and shall be binding upon, all the Banks;

                      (2) an amount equal to the aggregate amount of all
               outstanding Letters of Credit shall be immediately due and payable to the Issuing Bank without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

                      (3) the unpaid principal of all Loans, all interest
               accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (c) Upon the occurrence of any Event of Default, the Banks and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Borrower Party and such other rights and remedies as are provided by Laws or equity.

               (d) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Requisite Banks in their sole discretion, and all payments received by the Administrative Agent and the Banks, or any of them, shall be applied first to the costs and expenses (including Attorney Costs incurred by the Administrative Agent or by any Bank) of the Administrative Agent and of the Banks, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at law or in equity.


                                    Section 9
                            THE ADMINISTRATIVE AGENT


               9.1 Appointment and Authorization; "Administrative Agent". (a) Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                    (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Requisite Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 9, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

               9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

               9.3 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

               9.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

               9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Banks in accordance with
Section 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

               9.6 Credit Decision. Each Bank acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of the Administrative Agent-Related Persons.

               9.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

               9.8 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent or the Issuing Bank.

               9.9 Successor Administrative Agent. The Administrative Agent may, and at the request of the Requisite Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Requisite Banks shall appoint from among the Banks a successor administrative agent for the Banks which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.3 and
10.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Requisite Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

                                   Section 10
                                  MISCELLANEOUS


               10.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent and the Banks provided herein or in any other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Laws or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Section 9 are inserted for the sole benefit of the Administrative Agent and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

               10.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent hereunder or thereunder, and no consent to any departure by Borrower or any other Borrower Party therefrom, may in any event be effective unless in writing signed by the Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a party, signed by Borrower and, in the case of any amendment, modification or supplement to Section 9, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

               (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of the Commitment or the Pro Rata Share of any Bank or the amount of any facility fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any facility fee;

               (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Loan or any installment of any facility fee, or to extend the term of the combined Commitments, or to release the Subsidiary Guaranty;

               (c) To amend the provisions of the definition of "Requisite Banks", Sections 4 or 9 or this Section; or

               (d) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Banks and the Administrative Agent.

               10.3 Attorney Costs, Expenses and Taxes. Borrower shall pay within five Business Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents (subject to the limitations set forth in a letter agreement between Borrower and the Arranger entered into prior to the Closing Date) and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Banks in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and Attorney Costs of legal counsel employed by the Administrative Agent or any Bank, independent public accountants and other outside experts retained by the Administrative Agent or any Bank, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower shall pay any and all Applicable Taxes and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent and the Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Borrower Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Bank under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

               10.4 Nature of Banks' Obligations. The obligations of the Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Bank's obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Banks of their obligations to make initial Loans. A default by any Bank will not increase the Pro Rata Share attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so.

               10.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Borrower Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of any Committed Loan Notes, and have been or will be relied upon by the Administrative Agent and each Bank, notwithstanding any investigation made by the Administrative Agent or any Bank or on their behalf.

               10.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for therein shall be given by Requisite Notice and shall be effective as follows:

                                                Effective on earlier of
               Mode of Delivery                 actual receipt and:
               ----------------                 -------------------
               Courier                          On scheduled delivery date

               Facsimile                        When transmission complete

               Mail                             Fourth Business Day after
                                                deposit in U.S. mail

               Personal delivery                When received

               Telephone                        When answered

provided, however, that notice to the Administrative Agent pursuant to Section 2 or 9 shall not be effective until actually received by the Administrative Agent. The Administrative Agent and any Bank shall be entitled to rely and act on any notice purportedly given by or on behalf of a Borrower Party even if such notice
(i) was not made in a manner specified herein, (ii) was incomplete, (iii) was not preceded or followed by any other notice specified herein, or (iv) the terms of such notice as understood by the recipient varied from any subsequent related notice provided for herein. Borrower shall indemnify the Administrative Agent and any Bank from any loss, cost, expense or liability as a result of relying on any notice permitted herein.

               10.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan

Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

               10.8   Binding Effect; Assignment.

               (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Banks, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Loans with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Loans must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

               (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; provided that (i) such assignment, if not to a Bank or an Affiliate of the assigning Bank, shall be consented to by Borrower at all times other than during the existence of an Event of Default and the Administrative Agent (which approval of Borrower shall not be unreasonably withheld or delayed), (ii) a copy of a Notice of Assignment and Acceptance shall be delivered to the Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share equivalent to less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by the Administrative Agent of such Notice Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Bank to Borrower of any Committed Loan Note) to such assignee Bank, one or more Committed Loan Notes evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank if requested, one or more Committed Loan Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

               (c) By executing and delivering a Notice of Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

               (d) After receipt of a completed Notice of Assignment and Acceptance and an assignment fee of $2,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised Schedule 10.6 giving effect thereto.

               (e) Each Bank may from time to time grant participations to one or more banks or other financial institutions (including another Bank) in a portion of its Pro Rata Share; provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation) and Section 10.9 (subject to Section 10.10), (iv) Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitment or in the granting Bank's Pro Rata Share, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduce the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant or
(C) reduce the amount of any installment of principal owing to such participant.

               10.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent or any Bank may exercise its rights under
Section 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

               10.10 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank receives through any means in payment of the Obligations held by that Bank, then, subject to applicable Laws: (a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

               10.11 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Administrative Agent and each Bank and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for Bank Taxes) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of their officers, directors or stockholders relating to any Commitment or the combined Commitments, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Banks under this Agreement; (b) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) above; and (c) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action (all of the foregoing collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

               10.12 Nonliability of the Banks. Borrower acknowledges and agrees that:

               (a) Any inspections of any Property of Borrower made by or through the Administrative Agent or the Banks are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

               (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Banks pursuant to the Loan Documents, neither the Administrative Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Banks;

               (c) The relationship between Borrower and the Administrative Agent and the Banks is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Banks undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with its Property or the operations of Borrower or its Affiliates; Borrower and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Banks in connection with such matters is solely for the protection of the Administrative Agent and the Banks and neither Borrower nor any other Person is entitled to rely thereon; and

               (d) The Administrative Agent and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Banks harmless from any such loss, damage, liability or claim.

               10.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Banks in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Banks, and the Administrative Agent's and the Banks' successors and assigns. Except as provided in Sections 10.8 and 10.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

               10.14 Confidentiality. Each Bank agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to a Bank's Affiliates; (b) to other Banks and their Affiliates; (c) to legal counsel and accountants for Borrower or any Bank; (d) to other professional advisors to Borrower or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (e) to regulatory officials having jurisdiction over that Bank; (f) as required by Laws or legal process or in connection with any legal proceeding to which that Bank and Borrower are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Loans, provided that the recipient has agreed to treat such information confidentially on a basis similar to the foregoing. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than
(i) information previously filed with any Governmental Authority and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Banks to Borrower.

               10.15 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to the Banks or the Administrative Agent, do, execute and deliver such further acts and documents as any Bank or the Administrative Agent from time to time reasonably requires to assure and confirm the rights hereby created or intended to carry out the intention or to facilitate the performance of the terms of any Loan Document.

               10.16 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

               10.17 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Bank not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Bank's right to require full payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

               10.18 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California.

               10.19 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

               10.20 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

               10.21 Time of the Essence. Time is of the essence of the Loan Documents.

               10.22 Foreign Banks and Participants. Each Bank, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, within 20 days after the Closing Date (or after accepting an assignment or receiving a participation interest herein) two duly signed completed copies of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and
(b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

               10.23 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               10.24 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 10.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 10.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

                            (signatures on next page)

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            RELIANCE STEEL & ALUMINUM CO.,
                                            a California corporation


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION, as
                                            Administrative Agent


                                            By:
                                               ---------------------------------
                                                      Patrick W. Zetzman
                                            Title:    Vice President
                                                  ------------------------------


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION, as
                                            Issuing Bank and a Bank


                                            By:
                                               ---------------------------------
                                                      Paul F. Sutherlen
                                            Title:    Vice President
                                                  ------------------------------


                                            NATIONSBANK OF TEXAS, N.A.,
                                            as a Bank


                                            By:
                                               ---------------------------------
                                            Title:     Vice President
                                                  ------------------------------


                                            THE CHASE MANHATTAN BANK, N.A.,
                                            as a Bank


                                            By:
                                               ---------------------------------

                                            Title:     Vice President
                                                  ------------------------------






(signatures continue on next page)

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            as a Bank


                                            By:
                                               ---------------------------------
                                            Title:      Vice President

                                            UNION BANK OF CALIFORNIA, N.A., as
                                            a Bank


                                            By:
                                               ---------------------------------
                                            Title:      Vice President

                                                                       EXHIBIT A


                         REQUEST FOR EXTENSION OF CREDIT


                                                    Date:_________________, ____


To:            Bank of America National Trust and
               Savings Association, as Administrative Agent

Ladies and Gentlemen:

               Reference is made to that certain Credit Agreement dated as of October 22, 1997, among Reliance Steel & Aluminum Co., a California corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

               The undersigned hereby requests (select one):

               ______ A Borrowing of Loans

               ______ A Conversion or Continuation of Loans

               1.     On __________________, ____

               2.     In the amount of $_______.

               3.     Comprised of ____________________________.
                                     [type of Loan requested]

               4.     If applicable: with an Interest Period of months/days.

               The foregoing request complies with the requirements of Section
2.1 of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

                      (a) the representations and warranties of Borrower
               contained in Section 5 of the Agreement are true and correct in all material respects as though made on and as of the above date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and

                      (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Extension of Credit.


                                        RELIANCE STEEL & ALUMINUM CO.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                                                       EXHIBIT B


                             COMPLIANCE CERTIFICATE



                                                 Financial
                                            Statement Date:______________, ____


To:            Bank of America National Trust and
               Savings Association, as Administrative Agent

Ladies and Gentlemen:

               Reference is made to that certain Credit Agreement dated as of October 22, 1997, among Reliance Steel & Aluminum Co., a California corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

               The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Borrower, and that:

               1. Attached as Schedule 1 hereto are either (a) the financial statements required under Section 6.1(a) of the Agreement as of the above date, with the required opinion of the Independent Auditor or (b) the financial statements required under Section 6.1(b) of the Agreement as of the above date.

               2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

               3. To the best of the undersigned's knowledge, Borrower, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by Borrower, and the undersigned has no knowledge of any Default or Event of Default.

               4. The attached Schedule 2 set forth the calculation of the financial covenants provided in Sections 7.11 through 7.13, inclusive, of the Agreement.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________________, ______.


                                       RELIANCE STEEL & ALUMINUM CO.


                                       By:
                                           -------------------------------------
                                       Title:
                                             -----------------------------------

                                            Date:___________________, _____
                                                 For the Fiscal Quarter/Year
                                            ended __________________, _____



                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)


Section 7.11; Net Worth

    NET WORTH
        Total consolidated assets:                                                        $__________
               minus
        Total consolidated liabilities:                                                   $__________

               equals                                                                     $__________

    MINIMUM REQUIRED:
        the sum of -
           base amount:                                                                   $__________
               plus
           0.70 times quarterly Net Income earned after June 30, 1997 (without
           deductions for losses):                                                        $__________
               plus
           increase(s) in Stockholders' Equity
           after Closing Date:                                                            $__________

               equals                                                                     $__________


Section 7.12; Interest Coverage Ratio

    INTEREST COVERAGE RATIO
        Adjusted EBITDA (rolling four quarter basis)
        the sum of -
           Net Income:                                                                    $__________
               plus
           non-operating/non-recurring loss:                                              $__________
               minus
           non-operating/non-recurring gain:                                              $__________
               plus
           Interest Expense:                                                              $__________
               plus
           federal/state income taxes:                                                    $__________
               plus
           depreciation/amortization non-cash expenses:                                   $__________
               plus
           Cash dividends received from 50% owned
           companies/joint ventures                                                       $__________
               minus
           equity in 50% owned companies/joint venture:                                   $__________
               total                                                                      $__________

        divided by
           Interest Expense (as of last day of
           determination period):                                                         $__________

               equals (expressed as a ratio)                                            _____ to 1.00
               ======                                                                   =====

    MINIMUM REQUIRED:                                                                   _____ to 1.00


    Section 7.13; Leverage Ratio

        the sum of -
           Funded Debt on the last day of:
               first month during Fiscal Quarter:                                         $__________
                  plus
               second month during Fiscal Quarter:                                        $__________
                  plus
               third month during Fiscal Quarter:                                         $__________
                  total:                                                                  $__________

           divided by:
               total Average Quarterly Funded Debt:                                       $__________

           divided by:
               Adjusted EBITDA                                                            $__________
                  o  excluding Acquisition(s)
                  o  including Acquisition(s) with
                     audited financials submitted
                  equals (expressed as a ratio)                                         _____ to 1.00
                  ======                                                                =====

    MAXIMUM PERMITTED:
        through earlier of 9/30/98 or Equity Issuance Date:                              4.00 to 1.00
        from earlier of 12/31/98 or Equity Issuance Date
          and thereafter:                                                                3.50 to 1.00

                                                                       EXHIBIT C


                           FORM OF COMMITTED LOAN NOTE


$__________________                                             October 22, 1997


               FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of ____________________________ (the "Bank"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of $_____________, or such lesser principal amount of Loans (as defined in the Credit Agreement referred to below) payable by Borrower to the Bank on such Maturity Date under that certain Credit Agreement dated as of ________________, 1997, among Borrower, the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined)

               Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

               All payments of principal and interest shall be made to the Administrative Agent for the account of the Bank in United States dollars in immediately available funds at Administrative Agent's Payment office.

               If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

               This Note is one of the "Committed Loan Notes" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of the Bank to accelerate the maturity hereof upon the occurrence of such events.

               Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

               Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by the Bank in connection with the collection or enforcement of this Note.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


                                         RELIANCE STEEL & ALUMINUM CO.


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                                                       EXHIBIT D



                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                    ______________________, 19__


TO:            Bank of America National Trust and
               Savings Association, as Administrative Agent

Ladies and Gentlemen:


               Reference is made to that certain Credit Agreement dated as of October 22, 1997, among Reliance Steel & Aluminum Co., California corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

               1. We hereby give you notice of, and request your consent to, the assignment by ___________________________ (the "Assignor") to
____________________________ (the "Assignee") of ________% of the right, title and interest of the Assignor in and to the Loan Documents, including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made by the Assignor and outstanding Letter of Credit Usage. Before giving effect to such assignment:

                      (a) the aggregate amount of the Assignor's Commitment is
               $________________;

                      (b) the aggregate principal amount of its outstanding
               Loans is $_______________;

                      (c) the aggregate face amount of Letter of Credit Usage is
               $________________; and

                      (d) the aggregate face amount of Swing Line Outstandings
               is $_______________.

               2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.8 of the Credit Agreement in connection with this assignment.

               3. The Assignee agrees that, upon receiving your consent to such assignment and from and after _______________, the Assignee will be bound by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same extent as if the

Assignee were the Bank originally holding such interest in the Loan Documents.

               4. The following administrative details apply to the Assignee:

                      (a)    Offshore Lending Office: Assignee name:

                             Assignee name:_________________________________
                             Address:_______________________________________
                                     _______________________________________
                             Attention:_____________________________________
                             Telephone:  (___)______________________________
                             Telecopier: (___)______________________________
                             Telex (Answerback):____________________________

                      (b)    Domestic Lending Office: Assignee name:

                             Assignee name:_________________________________
                             Address:_______________________________________
                                     _______________________________________
                             Attention:_____________________________________
                             Telephone:  (___)______________________________
                             Telecopier: (___)______________________________
                             Telex (Answerback):____________________________

                      (c)    Notice Address: Assignee name:

                             Assignee name:_________________________________
                             Address:_______________________________________
                                     _______________________________________
                             Attention:_____________________________________
                             Telephone:  (___)______________________________
                             Telecopier: (___)______________________________
                             Telex (Answerback):____________________________

                      (d)    Payment Instructions: Account No.:

                             Account No.:___________________________________
                             Attention:_____________________________________
                                       _____________________________________
                                       _____________________________________
                             Reference:_____________________________________

               IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                            Very truly yours,

                                            [Name of Assignor]


                                            By:_____________________________
                                            Title:__________________________

                                            [Name of Assignee]


                                            By:_______________________________
                                            Title:____________________________


We hereby consent to the foregoing assignment.


__________________________________

By:_______________________________________
Name:_____________________________________
Title:____________________________________


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Administrative Agent


By:_______________________________________
                Vice President

                                                                       EXHIBIT E

                           MASTER SUBSIDIARY GUARANTY



               This MASTER SUBSIDIARY GUARANTY (this "Guaranty"), dated as of October 22, 1997 is made by the undersigned entities identified as "Guarantors" on Schedule 5.16 of the Credit Agreement referred to below, the entities becoming a party hereto pursuant to Section 16 below, in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, in its capacity as Administrative Agent for the Banks ("Administrative Agent").

                                    RECITALS

               A. Pursuant to that certain Credit Agreement dated as of October 22, 1997 (as from time to time amended, extended, further restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Reliance Steel & Aluminum Co. ("Borrower"), the Banks named therein ("Banks") and Bank of America National Trust and Savings Association, as Administrative Agent, the Banks agreed to extend credit facilities to Borrower on the terms and conditions set forth therein.

               B. The Credit Agreement provides, as a condition precedent to Banks' obligations to continue extending credit facilities to Borrower, that the Guarantors shall each execute and deliver this Guaranty in favor of Administrative Agent for the ratable benefit of Banks.

               C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities, and as the result of the execution of this Guaranty.


                                    AGREEMENT

               NOW, THEREFORE, in order to induce Banks to continue extending credit facilities to Borrower, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:

               1. Definitions.

               "Credit Agreement" means that certain Credit agreement referred to in Recital A above. This Guaranty is the Guaranty referred to in the Credit Agreement and is one of the Loan Documents. The following terms, as used herein, shall have the meanings respectively set forth after each:

               "Guarantied Obligations" means all obligations of Borrower under the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or absolute, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, a Guarantor or any other Person.

               2. Guaranty of Guarantied Obligations. For valuable consideration, Guarantors hereby irrevocably, unconditionally, jointly and severally guaranty and promise to pay and perform on demand the Guarantied Obligations and each and every one of them, including, without limitation, all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or any security therefor, or otherwise.

               3. Nature of Guaranty. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

               4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

               5. Subordination of Indebtedness of Borrower to a Guarantor to the Guarantied Obligations. Each Guarantor agrees that:

                      (a) Any indebtedness of Borrower now or hereafter owed to
               any Guarantor hereby is subordinated to the Guarantied
               Obligations.

                      (b) If any Bank so requests, any such indebtedness of
               Borrower now or hereafter owed to any Guarantor shall be collected, enforced and received by Guarantor as trustee for Banks and shall be paid over to Administrative Agent in kind on account of the Guarantied Obligations.

                      (c) Should such Guarantor fail to collect or enforce any
               such indebtedness of Borrower now or hereafter owed to such Guarantor and pay the proceeds thereof to Administrative Agent, Administrative Agent, as such Guarantor's attorney-in-fact, may do such acts and sign such documents in such Guarantor's name as

               Banks consider necessary or desirable to effect such collection, enforcement and/or payment.

               6. Statute of Limitations and Other Laws. Until the Guarantied Obligations shall have been paid and performed in full, all of the rights, privileges, powers and remedies granted to Banks hereunder shall continue to exist and may be exercised by Banks at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

               7. Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than such Guarantor and, in full recognition of that fact, consents and agrees that Administrative Agent may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold security or additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Banks in their sole and absolute discretion may determine; (g) release any Person from any liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Banks or by operation of applicable laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

               Upon the occurrence and during the continuance of any Event of Default, Banks may enforce this Guaranty independently of any other remedy or security Banks at any time may have or hold in connection with the Guarantied Obligations, and it shall not be necessary for Banks to marshal assets in favor of Borrower, any Guarantor or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Each Guarantor expressly waives any right to require Banks to marshal assets in favor of Borrower, any Guarantor or any other Person or to proceed against Borrower, any Guarantor or any collateral provided by any Person, and agrees that Banks may proceed against Borrower, any Guarantor and/or any collateral in such order as Banks shall determine in their sole and absolute discretion. Banks may file a separate action or actions against Borrower and/or any Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any action or actions. Each Guarantor agrees that Banks and any Borrower Party may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the enforceability of this Guaranty. Banks' rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Banks upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Banks created or granted herein and the enforceability of this Guaranty with respect to each Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower or any other guarantor (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Banks to marshal assets in favor of Borrower or any other Person, (e) any failure of Banks to give notice of sale or other disposition of any collateral to Borrower, any Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral, (f) any failure of Banks to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligations, including, without limitation, any failure of Banks to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation, (g) any act or omission of Banks or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be large in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Banks to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Banks, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under
Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of Banks for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereof) in or as a result of any such proceeding, (p) any rights and defenses that are or may become available to any Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, or (q) any action taken by Banks that is authorized by this Section 7 or any other provision of any Loan Document. Until such time, if any, as all of the Guarantied Obligations have been paid and performed in full and no commitment to advance funds to Borrower remains in effect, no Guarantor shall have any rights of subrogation, contribution, reimbursement or indemnity with respect to Borrower, any other Guarantor or any other Person liable for any portion of the Guarantied Obligations, and each Guarantor expressly waives any right to enforce any remedy that Banks now have or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Banks. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurring of new or additional Guarantied Obligations.

               8. Condition of Borrower Parties. Each Guarantor represents and warrants to Banks that it has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its properties on a continuing basis, and that such Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of Banks (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its properties, whether now known or hereafter known by Banks during the life of this Guaranty. With respect to any of the Guarantied Obligations, Banks need not inquire into the powers of Borrower or the officers or employees acting or purporting to act on its behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guarantied hereby.

               9. Liens on Real Property. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Guarantor authorizes Banks, upon the occurrence of and during the continuance of any Event of Default, at their sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any liens of Banks on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Guarantor understands and acknowledges that if the Administrative Agent forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, that foreclosure could impair or destroy any ability that any Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right any Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by any Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of any Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on
Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that each Guarantor will be fully liable under this Guaranty even though the Administrative Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness; (ii) agrees that each Guarantor will not assert that defense in any action or proceeding which any Bank may commence to enforce this Guaranty;
(iii) acknowledges and agrees that the rights and defenses waived by each Guarantor in this Guaranty include any right or defense that any Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or
Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Banks are relying on this waiver in creating the indebtedness, and that this waiver is a material part of the consideration which Banks are receiving for creating the indebtedness.

               10. Costs and Expenses. Each Guarantor agrees to pay to the Administrative Agent all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, and costs allocated to in-house counsel) incurred by Banks in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Banks in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Administrative Agent by each Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Credit Agreement.

               11. Construction of This Guaranty. This Guaranty is intended to give rise to absolute and unconditional obligations on the part of each Guarantor; hence, in any construction hereof, notwithstanding any provision of any Loan Document to the contrary, this Guaranty shall be construed strictly in favor of Banks in order to accomplish its stated purpose.

               12. Liability. The liability of each Guarantor hereunder is several and is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any Guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

               13. Additional Guarantors. From time to time entities which become Subsidiaries of Borrower may become a Guarantor by such Person and the existing Guarantors executing and delivering a supplement hereto substantially in the form of Exhibit A hereto. Upon Administrative Agent's receipt of a duly executed and delivered supplement, Exhibit A shall be deemed amended to include such additional Person as a Guarantor and such Person shall become a party hereto as through a signatory hereto, with no amendment or further action required hereunder and, thereafter, all references to Guarantor shall include such additional Person.

               14. Maximum Liability of Guarantors. Notwithstanding anything herein to the contrary, each Guarantor's liability under this Guaranty shall be limited to the greatest of:

               (a) (i) the aggregate amount of all loans, advances, contributions and other transfers of property directly or indirectly made, delivered or otherwise provided by Borrower to, on behalf of or for the use or benefit of such Guarantor on or after the date hereof plus interest on any of the foregoing minus (ii) the aggregate amount of all principal repayments and interest payments on such loans, advances, contributions, other transfers, reimbursement obligations or Loans made by such Guarantor on or after the date hereof;

               (b) 95% of the Guarantor's Net Worth, calculated as of the date of this Guaranty; and

               (c) 95% of the Guarantor's Net Worth calculated as of any later date on which (i) the Guarantor expressly reaffirms this Guaranty, (ii) demand for payment is made on the Guarantor hereunder, (iii) payment is made by the Guarantor hereunder or (iv) any judgment, order or decree is entered requiring the Guarantor to make payment hereunder or in respect hereof.

As used herein, "Net Worth" means the amount, as of the respective date of calculation, by which the sum of the "fair saleable value" of all of the Guarantor's assets (including, without limitation, contribution, indemnity, subrogation and similar rights) is greater than the amount that will be required to pay all of the Guarantor's debts, in each case matured or unmatured, contingent or otherwise, as of the date of calculation, but excluding liabilities arising under this Guaranty and excluding, to the maximum extent permitted by applicable Laws or equity with the objective of avoiding rendering such Guarantor insolvent, liabilities subordinated to the Obligations arising out of loans or advances made by Borrower or any of its Subsidiaries to such Guarantor. The meaning of the term "fair saleable value" and the calculation of assets and liabilities shall be determined in accordance with Section 548 of the Bankruptcy Code and the California Uniform Fraudulent Transfer Act, California Civil Code Sections 3439.01 et seq. Banks may permit the indebtedness of Borrower to exceed each Guarantor's liability under this Guaranty.

               15. Contribution among Guarantors. In order to provide for just and equitable contribution among the Guarantors, in connection with the execution of this Guaranty, Guarantors agree among themselves that, subject to the other provisions of this Guaranty, in the event any Guarantor satisfies some or all of the Obligations under this Guaranty (a "Funding Guarantor"), the Funding Guarantor shall be entitled to contribution from the other Guarantors that have positive Net Worth at the time for all payments made by the Funding Guarantor in satisfying the Obligations, so that each Guarantor that remains obligated under this Guaranty at the time that a Funding Guarantor makes a payment hereunder (a "Remaining Guarantor") and has a positive Net Worth at such time shall bear a portion of such payment equal to the percentage that such Remaining Guarantor's Net Worth bears to the aggregate Net Worth of all Remaining Guarantors that have positive Net Worth at the time, in each case calculated as of the respective date of payment.

               16. Amendment or Waiver of Guaranty; Incorporated Terms. No amendment or waiver of any provision of this Guaranty, and no consent with respect to any departure by Guarantors shall be effective unless the same shall be in writing and signed by Administrative Agent at the written request of Banks and Guarantors and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Sections 10.1 through 10.18, inclusive, of the Credit Agreement are hereby incorporated herein by reference as though fully set forth fully herein.


               IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.


                             THE GUARANTORS IDENTIFIED ON
                             SCHEDULE 5.16 TO THE CREDIT
                             AGREEMENT


                             By:________________________________

                             Title:_____________________________

ACKNOWLEDGED:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Administrative Agent


By:_______________________________
          Patrick W. Zetzman
          Vice President

                                    EXHIBIT A

                              ADDITIONAL GUARANTORS

                                                   Dated: ________________, ____


               Reference is made to that certain Master Subsidiary Guaranty dated as of ______________, 1997, as amended (the "Guaranty"), by and among the Guarantors from time to time party thereto in favor of Bank of America National Trust and Savings Association, as Administrative Agent for Banks. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Guaranty and the Credit Agreement referred to therein.

               ________________________, a Subsidiary of _________________,
("Subsidiary") hereby elects to become a Guarantor under the Guaranty, and agrees to be bound by all the terms and conditions applicable to a Guarantor thereunder as of the date hereof.

               The undersigned Subsidiary hereby represents and warrants that the execution, delivery and performance of any Loan Documents to which it is to be a party will not violate any law, decree or judgment applicable to the undersigned, except as will not have a Material Adverse Effect.

               The undersigned existing Guarantors hereby consent to Subsidiary becoming a party to the Guaranty. This Certificate of Additional Guarantors is executed by the parties hereto as of the date first written above.


                             "Subsidiary"

                             ___________________________________________

                             By:________________________________________

                             Title:_____________________________________



                             THE GUARANTORS IDENTIFIED ON TO SCHEDULE 5.16 TO THE CREDIT AGREEMENT


                             By:________________________________________

                             Title:_____________________________________

ACKNOWLEDGED:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Administrative Agent


By:________________________________
        Patrick W. Zetzman
        Vice President

                                                                       EXHIBIT F


                               OPINION OF COUNSEL

                                                                    SCHEDULE 2.1


                                   COMMITMENTS
                               AND PRO RATA SHARES



                                                                           Pro Rata
        Bank                                Commitment                     Share
        ----                                ----------                     -----
Bank of America National
Trust and Savings
Association                               $65,000,000                      32.5000%


NationsBank of Texas,
N.A.                                      $45,000,000                      22.5000%


The Chase Manhattan Bank,
N.A.                                      $30,000,000                      15.0000%


The First National Bank
of Chicago                                $30,000,000                      15.0000%


Union Bank of California,
N.A.                                      $30,000,000                      15.0000%



      TOTAL                              $200,000,000                     100.0000%
                                         ============                     =========

                                                                    SCHEDULE 5.5


                               CERTAIN LITIGATION

                                                                    SCHEDULE 5.9




                       EXISTING LIENS AND NEGATIVE PLEDGES

                                                                   SCHEDULE 5.16




                                  SUBSIDIARIES


                                                                              # of Shares
           Jurisdiction             Form of               # of Shares         Owned and
Name       of Organization          Legal Entity          Outstanding         By Whom
----       ---------------          ------------          -----------         -------





                                                                    SCHEDULE 7.2


                              EXISTING INDEBTEDNESS

                                                                   SCHEDULE 10.6




                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES


RELIANCE STEEL & ALUMINUM CO.,
AS BORROWER

Address for Notices:

Reliance Steel & Aluminum Co.
2550 East 25th Street
Los Angeles, California  90058
Attention:        Steven S. Weis
                  Chief Financial Officer
                  Telephone:  (213) 582-2272
                  Facsimile:  (213) 582-2801

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
AS ADMINISTRATIVE AGENT

Notices (other than Requests for Extensions of Credit) :

Bank of America National Trust
and Savings Association
Agency Management #10831
1455 Market Street
San Francisco, California 94103
Attention:        Patrick W. Zetzman
                  Telephone: (415) 436-2776
                  Facsimile: (415) 436-2700

Requests for Extensions of Credit:

ADMINISTRATIVE AGENT'S PAYMENT OFFICE:

Bank of America National Trust
and Savings Association
Agency Administrative Services #5596
1850 Gateway Boulevard
Concord, California 94520
Attention:        Aaron Tamburello
                  Telephone: (510) 675-8446
                  Facsimile: (510) 675-8500

                  Account No.:      1233215834
                  Ref: Reliance Steel & Aluminum Co.
                  Attn:  Agency Administrative Services #5596
                  ABA No. 1210-0035-8

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, AS A BANK

Domestic and Offshore Lending Office:

333 South Beaudry Avenue, 11th Floor
Los Angeles, California  90071
Attention:        Linda Escamilla
                  Telephone:  (213) 345-7748
                  Facsimile:  (213) 345-7797


Notices (other than Requests for Extensions of Credit):

Bank of America National Trust and
Savings Association
c/o Los Angeles Regional Commercial
  Banking Office #1459
525 South Flower St., Mezzanine
Los Angeles, California  90071
Attention:        Paul F. Sutherlen
                  Vice President
                  Telephone:  (213) 228-5970
                  Facsimile:  (213) 228-2051


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, AS ISSUING BANK

Address for Notices:
Global Payment Trade Operations #22621
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA 90017
Attention:        Sandra W. Leon
                  Assistant Vice President
                  Telephone:  (213) 345-5231
                  Facsimile:  (213) 345-6694


NATIONSBANK OF TEXAS, N.A.,
AS A BANK

Domestic and Offshore Lending Office:

901 Main Street
Dallas, Texas  75202
Attention:        Karen Puente
                  Telephone:  (214) 508-3089
                  Facsimile:  (214) 508-0944

Notices (other than Requests for Extensions of Credit):

NationsBank of Texas, N.A.
444 South Flower St., Suite 4100
Los Angeles, California  90071-2901
Attention:        George W. Hausler
                  Vice President
                  Telephone:  (213) 236-4925
                  Facsimile:  (213) 624-5812


THE CHASE MANHATTAN BANK, N.A.,
AS A BANK

Domestic and Offshore Lending Office:

270 Park Avenue, 23rd Floor
New York, New York  10017
Attention:        Raju Nanoo
                  Telephone:  (212) 270-7729
                  Facsimile:  (212) 270-8963


Notices (other than Requests for Extensions of Credit):

The Chase Manhattan Bank, N.A.
270 Park Avenue, 23rd Floor
New York, New York  10017
Attention:        Peter Predun
                  Vice President
                  Telephone:  (212) 270-7005
                  Facsimile:  (212) 270-8963


THE FIRST NATIONAL BANK OF CHICAGO,
AS A BANK

Domestic and Offshore Lending Office:

One First National Plaza
Chicago, Illinois  60670
Attention:        Sharon Bosch
                  Telephone:  (312) 732-7112
                  Facsimile:  (312) 732-4840


Notices (other than Requests for Extensions of Credit):

The First National Bank of Chicago
777 South Figueroa St., 4th Floor
Los Angeles, California  90017
Attention:        James P. Moore
                  Vice President
                  Telephone:  (213) 683-4966
                  Facsimile:  (213) 683-4999

UNION BANK OF CALIFORNIA, N.A.,
AS A BANK

Domestic and Offshore Lending Office:

445 South Figueroa St., 16th Floor
Los Angeles, California  90071
Attention:        Greg Manos
                  Telephone:  (213) 236-5273
                  Facsimile:  (213) 236-7636


Notices (other than Requests for Extensions of Credit):

Union Bank of California, N.A.
550 South Hope St., 3rd Floor
Los Angeles, California  90017
Attention:        Andrew Ewing, Jr.
                  Vice President
                  Telephone:  (213) 243-3557
                  Facsimile:  (213) 243-3552